Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2022 Third Quarter Results
SALT LAKE CITY, November 1, 2022 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500, announced operating results for the three and nine months ended September 30, 2022.
Highlights for the three months ended September 30, 2022:

•Achieved net income attributable to common stockholders of $1.65 per diluted share, representing a 17.9% increase compared to the same period in the prior year.

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $2.16 per diluted share. FFO, excluding adjustments for property losses and tenant reinsurance claims due to hurricanes and transaction related costs (“Core FFO”) was $2.21 per diluted share, representing a 19.5% increase compared to the same period in the prior year.

•Increased same-store revenue by 15.5% and same-store net operating income (“NOI”) by 16.4% compared to the same period in the prior year.

•Reported same-store occupancy of 95.2% as of September 30, 2022, compared to 96.7% as of September 30, 2021.

•Acquired 116 operating stores (including the acquisition of multiple entities doing business as Storage Express (“Storage Express”)), and completed one development for a total cost of approximately $759.9 million.

•In conjunction with joint venture partners, acquired 11 operating stores for a total cost of approximately $210.3 million, of which the Company invested $25.7 million.

•Originated $113.8 million in mortgage and mezzanine bridge loans and sold $125.8 million in mortgage bridge loans.

•Added 40 stores (22 stores net) to the Company's third-party management platform. As of September 30, 2022, the Company managed 886 stores for third parties and 315 stores in joint ventures, for a total of 1,201 managed stores.

•Paid a quarterly dividend of $1.50 per share.

Highlights for the nine months ended September 30, 2022:

•Achieved net income attributable to common stockholders of $4.89 per diluted share, representing a 16.7% increase compared to the same period in the prior year.

•Achieved FFO of $6.29 per diluted share. Core FFO was $6.35 per diluted share, representing a 27.0% increase compared to the same period in the prior year.

•Increased same-store revenue by 19.5% and same-store net NOI by 22.9% compared to the same period in the prior year.

•Acquired 139 operating stores, six stores at completion of construction (a “Certificate of Occupancy store” or “C of O store”) and completed two developments for a total cost of approximately $1.2 billion.

•In conjunction with joint venture partners, acquired 29 operating stores for a total cost of approximately $584.8 million, of which the Company invested $87.6 million.

•Originated $321.8 million in mortgage and mezzanine bridge loans and sold $211.5 million in mortgage bridge loans.

•Added 117 stores (gross) to the Company's third-party management platform.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “We had another strong quarter, with same-store revenue growth of 15.5% and NOI growth of 16.4%, despite exceptionally difficult comparables. We completed the acquisition of Storage Express, a strategic transaction that we believe unlocks another future growth channel in the remotely managed storage category. Our internal and external growth efforts continue to enhance and diversify our platform and portfolio and led to achieved Core FFO growth of 19.5%.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three and nine months ended September 30, 2022 and 2021. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2022		2021		2022		2021
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$220,719	$1.65	$188,276	$1.40	$656,428	$4.89	$559,222	$4.19
Impact of the difference in weighted average number of shares – diluted[2]		(0.11)		(0.07)		(0.30)		(0.23)
Adjustments:
Real estate depreciation	65,483	0.46	58,177	0.41	191,940	1.34	170,462	1.21
Amortization of intangibles	3,279	0.02	1,262	0.01	8,741	0.06	2,963	0.02
Gain on real estate transactions	—	—	—	—	(14,249)	(0.10)	(63,883)	(0.45)
Unconsolidated joint venture real estate depreciation and amortization	4,381	0.03	3,051	0.02	12,349	0.09	8,635	0.06
Unconsolidated joint venture gain on sale of real estate assets and purchase of partner's interest	—	—	—	—	—	—	(6,251)	(0.04)
Distributions paid on Series A Preferred Operating Partnership units	(572)	—	(572)	—	(1,716)	(0.01)	(1,716)	(0.01)
Income allocated to Operating Partnership and other noncontrolling interests	15,407	0.11	11,544	0.08	45,249	0.32	34,678	0.25
FFO	$308,697	$2.16	$261,738	$1.85	$898,742	6.29	$704,110	$5.00

Adjustments:
Property losses and tenant reinsurance claims due to hurricanes, net	6,200	0.05	—	—	6,200	0.05	—	—
Transaction related costs	—	—	—	—	1,465	0.01	—	—
CORE FFO	$314,897	$2.21	$261,738	$1.85	$906,407	$6.35	$704,110	$5.00

Weighted average number of shares – diluted[3]	142,799,777		141,315,129		142,838,642		140,910,152

(1)Per share amounts may not recalculate due to rounding.

(2)Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three and nine months ended September 30, 2022 and 2021 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended September 30,		Percent	For the Nine Months Ended September 30,		Percent
	2022	2021	Change	2022	2021	Change
Same-store rental revenues[2]	$371,918	$322,111	15.5%	$1,075,412	$900,266	19.5%
Same-store operating expenses[2]	87,450	77,683	12.6%	255,661	233,383	9.5%
Same-store net operating income[2]	$284,468	$244,428	16.4%	$819,751	$666,883	22.9%

Same-store square foot occupancy as of quarter end	95.2%	96.7%		95.2%	96.7%

Properties included in same-store	869	869		869	869

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”

(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.

Same-store revenues for the three and nine months ended September 30, 2022 increased compared to the same periods in 2021 due to higher average rates to existing customers and higher other operating income partially offset by lower occupancy.
Same-store expenses increased for the three and nine months ended September 30, 2022 compared to the same periods in 2021 due to increases in payroll, credit card processing fees, utilities, property taxes and insurance. The same-store expense growth rate for the three months ended September 30, 2022 is amplified by negative expense growth in the 2021 comparable period. Average annual same-store expense growth over a two-year period (current period compared to the same period in 2020) was 4.2%. The same-store expense average was calculated using the 2021 same-store pool to capture two full years of same-store operating data.
Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three and nine months ended September 30, 2022 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Hurricane Ian:
During the three months ended September 30, 2022, the majority of our Florida and South Carolina stores were temporarily closed due to Hurricane Ian. The Company maintains property and casualty insurance on its properties, which covers damages and business interruption expenses subject to varying deductibles depending on the cause and extent of the claim. The Company recorded estimated property losses, net of estimated insurance recoveries, of $3.2 million due to building damage and expenses for repairs and cleanup. The Company also recorded $3.0 million in additional estimated tenant reinsurance claims expense resulting from the hurricane with respect to tenants covered under its tenant reinsurance program.
The property losses and tenant reinsurance claims cost from the hurricane are excluded from Core FFO. Same-store reporting excludes all casualty losses to provide more useful measures when comparing year-over-year results. Damage to properties may result in removal of properties from the same-store pool in the fourth quarter.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands):

	Closed/Completed through September 30, 2022		Closed/Completed Subsequent to September 30, 2022		Scheduled to Still Close/Complete in 2022		Total 2022		To Close/Complete in 2023/2024
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores[1]	139	$1,130,028	6	$147,250	—	$—	145	$1,277,278	—	$—
C of O and Development Stores[2]	8	86,220	—	—	—	—	8	86,220	8	105,678
EXR Investment in Wholly-Owned Stores	147	1,216,248	6	147,250	—	—	153	1,363,498	8	105,678

Joint Venture Investment
EXR Investment in JV Acquisition of Operating Stores[2]	29	87,625	1	4,900	2	4,800	32	97,325	1	6,031
EXR Investment in JV Development and C of O2	—	—	—	—	1	9,580	1	9,580	4	43,926
EXR Investment in Joint Ventures	29	87,625	1	4,900	3	14,380	33	106,905	5	49,957
Total EXR Investment	176	$1,303,873	7	$152,150	3	$14,380	186	$1,470,403	13	$155,635

(1)Includes the Storage Express acquisition, and does not include $180 million investment in Bargold.
(2)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.

Bridge Loans:
During the three months ended September 30, 2022, the Company originated $113.8 million in bridge loans. The Company has an additional $225.7 million in bridge loans that closed subsequent to quarter end or are under agreement to close in 2022 and an additional $305.6 million in bridge loans under agreement to close in 2023. During the three months ended September 30, 2022, the Company sold $125.8 million in bridge loans. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Property Management:
As of September 30, 2022, the Company managed 886 stores for third-party owners and 315 stores owned in joint ventures, for a total of 1,201 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
In conjunction with the Storage Express acquisition, the Company issued 619,294 OP units at an average price of $201.84 per share (a total value of $125.0 million). During the three months ended September 30, 2022, the Company did not issue any shares on its ATM program, and it currently has $800.0 million available for issuance. The Company did not repurchase any shares of common stock using its stock repurchase program, and as of September 30, 2022, the Company had authorization to purchase up to an additional $337.0 million under the plan.
During the three months ended September 30, 2022, the Company completed an accordion transaction related to its credit facility, and added a $175.0 million unsecured debt tranche maturing January 2028 and a $425.0 million unsecured debt tranche maturing July 2029. The current interest rates for the tranches are Adjusted Term SOFR/Adjusted Daily Simple SOFR ("SOFR") + 0.95% and SOFR + 1.25%, respectively.

As of September 30, 2022, the Company’s percentage of fixed-rate debt to total debt was 62.2%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.2% and 4.2%, respectively. The combined weighted average interest rate was 3.6% with a weighted average maturity of approximately 5.4 years.
Subsequent to quarter end, the Company entered into two swap agreements against 1-month Term SOFR with notional amounts of $100 million each, maturing October 31, 2024, to effectively fix the rate on $200 million in floating rate debt obligations in its credit facility. The all-in blended fixed rate on the two swapped tranches was 5.2%.

Dividends:
On September 30, 2022, the Company paid a third quarter common stock dividend of $1.50 per share to stockholders of record at the close of business on September 15, 2022.

Outlook:
The following table outlines the Company's current and initial Core FFO estimates and annual assumptions for the year ending December 31, 20221:

	Current Ranges for 2022 Annual Assumptions		2nd Quarter Ranges for 2022 Annual Assumptions		Notes
			(August 2, 2022)
	Low	High	Low	High
Core FFO	$8.30	$8.40	$8.30	$8.50
Dilution per share from C of O and value add acquisitions	$0.20	$0.20	$0.20	$0.20
Same-store revenue growth	16.25%	17.25%	16.00%	18.00%	Same-store pool of 869 stores
Same-store expense growth	8.50%	9.50%	7.50%	9.00%	Same-store pool of 869 stores
Same-store NOI growth	18.50%	20.00%	18.50%	21.50%	Same-store pool of 869 stores
Weighted average one-month LIBOR/SOFR	1.94% / 1.68%	1.94% / 1.68%	1.89% / 1.66%	1.89% / 1.66%

Net tenant reinsurance income	$154,000,000	$155,000,000	$153,500,000	$155,500,000	Excludes the impact of Hurricane Ian
Management fees and other income	$83,500,000	$84,500,000	$82,500,000	$83,500,000
Interest income	$69,000,000	$70,000,000	$60,500,000	$61,500,000	Includes dividends from JCAP preferred investment
General and administrative expenses	$126,500,000	$127,500,000	$124,500,000	$125,500,000	Includes non-cash compensation
Average monthly cash balance	$70,000,000	$70,000,000	$70,000,000	$70,000,000
Equity in earnings of real estate ventures	$41,000,000	$42,000,000	$43,000,000	$44,000,000	Includes dividends from SmartStop preferred investment
Interest expense	$219,000,000	$221,000,000	$210,000,000	$212,000,000
Income Tax Expense	$22,000,000	$23,000,000	$22,000,000	$23,000,000	Taxes associated with the Company's Taxable REIT subsidiary
Acquisitions	$1,650,000,000	$1,650,000,000	$1,200,000,000	$1,200,000,000	Represents the Company's investment and includes the Bargold and Storage Express acquisitions
Bridge loans	$225,000,000	$225,000,000	$200,000,000	$200,000,000	Represents the Company's share of loans net of loan sales
Weighted average share count	143,000,000	143,000,000	143,000,000	143,000,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."

FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Information” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, November 2, 2022, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://register.vevent.com/register/BI3b8724fefa59407f8e829f5d86fd70d4.
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on November 2, 2022.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments, estimated hurricane-related insurance claims and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•our ability to recover losses under our insurance policies;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results;

•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•increases in interest rates;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent or future changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and non-cash interest. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 869 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of September 30, 2022, the Company owned and/or operated 2,327 self-storage stores in 41 states and Washington, D.C. The Company’s stores comprise approximately 1.6 million units and approximately 175.1 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.
###
For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets:
Real estate assets, net	$9,877,080	$8,834,649
Real estate assets - operating lease right-of-use assets	226,984	227,949
Investments in unconsolidated real estate entities	568,691	457,326
Investments in debt securities and notes receivable	658,663	719,187
Cash and cash equivalents	86,991	71,126
Restricted cash	7,363	5,068
Other assets, net	414,873	159,172
Total assets	$11,840,645	$10,474,477
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$1,296,830	$1,320,755
Unsecured term loans, net	2,339,419	1,741,926
Unsecured senior notes, net	2,757,285	2,360,066
Revolving lines of credit	600,000	535,000
Operating lease liabilities	233,832	233,356
Cash distributions in unconsolidated real estate ventures	66,141	63,582
Accounts payable and accrued expenses	191,183	142,285
Other liabilities	286,657	291,531
Total liabilities	7,771,347	6,688,501
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 133,918,037 and 133,922,305 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1,339	1,339
Additional paid-in capital	3,339,961	3,285,948
Accumulated other comprehensive income (loss)	48,521	(42,546)
Accumulated deficit	(139,250)	(128,245)
Total Extra Space Storage Inc. stockholders' equity	3,250,571	3,116,496
Noncontrolling interest represented by Preferred Operating Partnership units, net	261,494	259,110
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	557,233	410,370
Total noncontrolling interests and equity	4,069,298	3,785,976
Total liabilities, noncontrolling interests and equity	$11,840,645	$10,474,477

Consolidated Statement of Operations for the Three and Nine Months Ended September 30, 2022 and 2021
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Property rental	$428,787	$351,355	$1,216,639	$976,448
Tenant reinsurance	47,869	44,258	138,093	126,211
Management fees and other income	22,246	16,879	62,720	47,320
Total revenues	498,902	412,492	1,417,452	1,149,979
Expenses:
Property operations	114,577	92,794	322,371	274,316
Tenant reinsurance	10,770	7,509	25,349	21,405
Transaction related costs	—	—	1,465	—
General and administrative	32,275	24,395	93,288	74,276
Depreciation and amortization	71,423	61,516	208,396	179,685
Total expenses	229,045	186,214	650,869	549,682
Gain on real estate transactions	—	—	14,249	63,883
Income from operations	269,857	226,278	780,832	664,180
Interest expense	(56,245)	(39,670)	(146,249)	(120,605)
Interest income	18,125	11,729	52,174	36,871
Income before equity in earnings and dividend income from unconsolidated real estate ventures and income tax expense	231,737	198,337	686,757	580,446
Equity in earnings and dividend income from unconsolidated real estate entities	11,149	8,255	30,436	23,533
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partner's interest	—	—	—	6,251
Income tax expense	(6,760)	(6,772)	(15,516)	(16,330)
Net income	236,126	199,820	701,677	593,900
Net income allocated to Preferred Operating Partnership noncontrolling interests	(4,454)	(3,529)	(13,278)	(10,647)
Net income allocated to Operating Partnership and other noncontrolling interests	(10,953)	(8,015)	(31,971)	(24,031)
Net income attributable to common stockholders	$220,719	$188,276	$656,428	$559,222
Earnings per common share
Basic	$1.65	$1.41	$4.89	$4.19
Diluted	$1.65	$1.40	$4.89	$4.19
Weighted average number of shares
Basic	133,913,652	133,809,750	134,094,490	133,197,903
Diluted	141,504,215	140,425,269	141,567,845	139,854,881
Cash dividends paid per common share	$1.50	$1.25	$4.50	$3.25

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Nine Months Ended September 30, 2022 and 2021 (In thousands) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net Income	$236,126	$199,820	$701,677	$593,900
Adjusted to exclude:
Gain on real estate transactions	—	—	(14,249)	(63,883)
Equity in earnings and dividend income from unconsolidated real estate entities	(11,149)	(8,255)	(30,436)	(23,533)
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partner's interest	—	—	—	(6,251)
Interest expense	56,245	39,670	146,249	120,605
Depreciation and amortization	71,423	61,516	208,396	179,685
Income tax expense	6,760	6,772	15,516	16,330
Transaction related costs	—	—	1,465	—
General and administrative	32,275	24,395	93,288	74,276
Management fees, other income and interest income	(40,371)	(28,608)	(114,894)	(84,191)
Net tenant insurance	(37,099)	(36,749)	(112,744)	(104,806)
Non same-store rental revenue	(56,869)	(29,244)	(141,227)	(76,182)
Non same-store operating expense	27,127	15,111	66,710	40,933
Total same-store net operating income	$284,468	$244,428	$819,751	$666,883

Same-store rental revenues	371,918	322,111	1,075,412	900,266
Same-store operating expenses	87,450	77,683	255,661	233,383
Same-store net operating income	$284,468	$244,428	$819,751	$666,883

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2022 - Unaudited

	For the Year Ending December 31, 2022
	Low End	High End
Net income attributable to common stockholders per diluted share	$5.95	$6.05
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.40	0.40
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.02)	(0.02)
Net income attributable to common stockholders for diluted computations	6.33	6.43

Adjustments:
Real estate depreciation	1.82	1.82
Amortization of intangibles	0.07	0.07
Unconsolidated joint venture real estate depreciation and amortization	0.12	0.12
Gain on real estate transactions	(0.10)	(0.10)
Funds from operations attributable to common stockholders	8.24	8.34

Adjustments:
Property losses and tenant reinsurance claims due to hurricanes, net	0.05	0.05
Transaction related costs	0.01	0.01
Core funds from operations attributable to common stockholders	$8.30	$8.40

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income —
for the Year Ending December 31, 2022 (In thousands) - Unaudited

	For the Year Ending December 31, 2022
	Low	High

Net Income	$895,550	$918,800
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(41,000)	(42,000)
Interest expense	221,000	219,000
Depreciation and amortization	281,000	281,000
Income tax expense	23,000	22,000
General and administrative	127,500	126,500
Management fees and other income	(83,500)	(84,500)
Interest income	(69,000)	(70,000)
Net tenant reinsurance income	(154,000)	(155,000)
Non same-store rental revenues	(197,000)	(197,000)
Non same-store operating expenses	86,000	86,000
Total same-store net operating income[1]	$1,089,550	$1,104,800

Same-store rental revenues[1]	1,432,250	1,444,500
Same-store operating expenses[1]	342,700	339,700
Total same-store net operating income[1]	$1,089,550	$1,104,800

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2022 same-store pool of 869 stores.